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                                                                    EXHIBIT 23.1




              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) pertaining to the Commercial Intertech Corp. Stock Option and Award Plan of 1995, of our report dated December 9, 1994, with respect to the consolidated financial statements and schedule of Commercial Intertech Corp. included in its Annual Report (Form 10-K) for the year ended October 31, 1994, filed with the Securities and Exchange Commission.



                                         ERNST & YOUNG LLP


Cleveland, Ohio
July 27, 1995